CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 34 of our report dated
August 11, 1995, and to all references to our Firm included in or made a part of this Post-Effective Amendment.




                              /s/ Arthur Andersen LLP

                              ARTHUR ANDERSEN LLP


Cincinnati, Ohio
February 15, 1996